Exhibit 99.0

[LETTERHEAD OF PRUDENTIAL FINANCIAL]

For Immediate Release	Contact: Bob DeFillippo
November 12, 2002	973-802-4149

PRUDENTIAL DECLARES ANNUAL DIVIDEND ON COMMON STOCK

Newark, N.J. – Prudential Financial, Inc. (NYSE:PRU) today announced that its Board of Directors has declared an annual dividend for 2002 of $0.40 per share of Common Stock, payable on December 18, 2002 to shareholders of record at the close of business on November 25, 2002.

Prudential Financial companies, with approximately $533 billion in total assets under management and administration as of September 30, 2002, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

[LOGO OF PRUDENTIAL FINANCIAL]